EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: November 12, 2025

M3-Brigade Sponsor VI LLC
a Delaware limited liability company

By:	M3-Brigade Acquisition Partners VI Corp., its managing member

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Authorized Person

M3-Brigade Acquisition Partners VI Corp.
a Delaware corporation

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Authorized Person

Mohsin Y. Meghji

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji